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                                                                  EXHIBIT 4


                                                                  EXECUTION COPY


                         REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of December 29, 1995, by and between PACIFIC SCIENTIFIC COMPANY, a California corporation ("PSC"), and each of the Persons who have executed this Agreement and are named in Annex A to this Agreement (each sometimes referred to herein individually as an "Investor" and sometimes collectively as the "Investors").

                                    RECITALS

        A. Investors collectively own outstanding shares of common stock of Met One, Inc., a California corporation ("M1").

        B. Concurrently herewith, M1 Acquisition Corp., a California corporation and wholly-owned subsidiary of PSC ("Acquisition") merged with and into M1 (the "Merger") in accordance with the terms and conditions set forth in that certain Agreement and Plan of Merger (the "Merger Agreement").

        C. In connection with the Merger, Investors will receive shares of newly issued common stock of PSC (the "Investor Shares") in exchange for all of their stock in M1.

        D. Also in connection with the Closing under the Merger Agreement, Louis J. Petralli, one of the Investors, sold to M1 certain real property and buildings pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions. In exchange for such real property and buildings, additional shares of PSC common stock are to be issued to Mr. Petralli (the "Petralli Shares"). The Investor Shares and the Petralli Shares are referred to herein collectively as the "Shares."

        E. The execution and delivery of this Agreement by the parties hereto are a condition to consummation of the transactions contemplated in the Merger Agreement. PSC agrees to enter into this Agreement in exchange for the agreements, covenants and promises made by the Investors as parties to the Merger Agreement.

        Therefore, the parties hereto hereby agree as follows:

        1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the





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meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

        "Agreement" means this Registration Rights Agreement.

        "Board" means the Board of Directors of PSC.

        "Closing Date" means the Closing Date as such term is defined in the Merger Agreement.

        "Common Stock" means the common stock of PSC.

        "Commission" means the Securities and Exchange Commission.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Investor" has the meaning assigned to it in the introductory paragraph of this Agreement.

        "Person" includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

        "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" means all reasonable expenses incurred by PSC in complying with Section 2 and Section 4 hereof, including all registration and filing fees, listing





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fees for the Shares, printing expenses, fees and disbursements of counsel for
PSC, and blue sky fees and expenses in all states; except as provided in
Section 4(f) which costs shall be paid by the Investors.

        "Registrable Securities" means all Shares and any Common Stock issued or issuable in respect of the Shares pursuant to any stock split, stock dividend, recapitalization, or similar event; provided, however, that Registrable Securities shall cease to be Registrable Securities when they may be sold pursuant to Rule 144 under the Securities Act or are otherwise sold or transferred by a Shareholder. Notwithstanding the foregoing, transfers by an Investor to a revocable inter vivos trust for estate planning purposes or by will or the laws of descent and distribution shall not prevent Shares which are otherwise Registrable Securities from ceasing to qualify as such.

        "Registration Statement" means any registration statement of PSC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission (excluding Rule 144A).

        "Securities Act" means the Securities Act of 1933, as amended.

        2. Registration of Securities

                (a) Registration Statement. PSC shall prepare a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the Registrable Securities held by the Investors (the "Registration") and shall use its best efforts to file the Registration with the Commission not later than 30 days after the Closing Date (the "Filing Date"). The Registration shall be on Form S-3 or another appropriate abbreviated or short form of registration statement permitting registration of such Registrable Securities for resale by such holders from time to time in the manner or manners designated by them consistent with the





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terms of this Agreement (including, without limitation, one or more underwritten offerings).

                (b) Effectiveness. PSC shall use its best efforts to cause the Registration to become effective under the Securities Act as soon as practicable following the Filing Date. Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments or otherwise, PSC shall use its best efforts to keep the Registration continuously effective until such time as any of the Shares may first be eligible to be sold or traded pursuant to Rule 144 under the Securities Act; provided however, that if so requested by a majority of the then outstanding Registrable Securities PSC shall agree to extend the period by which the Registration remains effective to the same extent that "Suspension Periods" are imposed pursuant to subsection 2(c) below, but only so long as the then outstanding Registrable Securities are too numerous to be sold under the volume limitation of Rule 144 for an applicable three month period. PSC shall use its best efforts to take such actions under the laws of various states as may be required to cause the resale of the Shares pursuant to the Registration to be lawful.

                (c) Following the effectiveness of a Registration Statement filed pursuant to this section, PSC may, at any time, suspend the effectiveness of such Registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to each Investor, if PSC shall have determined that PSC may be required to disclose any material corporate development which disclosure (i) may have a material adverse affect on PSC, (ii) may have a material adverse affect on the transaction or matter to be disclosed, or (iii) would be detrimental to PSC or its shareholders. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120 days) may occur in immediate succession. PSC shall use its best efforts to limit the duration and number of any Suspension Periods. Each Investor agrees that, upon receipt of any notice from PSC of a Suspension Period, such Investor shall forthwith discontinue disposition of shares covered by such Registration Statement or prospectus until such Investor (i) is advised in writing by PSC that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.





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        3. Expenses of Registration.  All Registration Expenses shall be borne by PSC; provided, however, that the term Registration Expenses shall not include, and in no event will PSC be obligated to pay, expenses and fees of counsel for the Investors, stock transfer taxes or underwriters' discounts or commissions relating to Registrable Securities.

        4. Obligations of PSC. To effect the registration of the Registrable Securities, PSC shall, as expeditiously as reasonably possible.

                (a) Prepare and file with the Commission such amendments and supplements to a Registration Statement with respect to the Registrable Securities and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                (b) Furnish to the Investors such numbers of copies of the Registration Statement, including all amendments or supplements thereto, and of the Prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (c) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that, unless required by the Securities Act, PSC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which PSC is not already qualified to do business or subject to service of process.

                (d) Notify the Investors, the sales or placement agent, if any, and the underwriter, if any, and confirm such advice in writing (i) when a Registration Statement, including without limitation any amendments or supplements, has been filed, and when such Registration Statement or any post-effective amendment has become effective, (ii) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or





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supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose or of any order preventing or suspending the use of any preliminary prospectus, (iv) of the receipt by PSC of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a Prospectus is required to be delivered under the Securities Act, that the Registration Statement, Prospectus, Prospectus amendment or supplemental or post-effective amendment, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances existing at that time.

                (e) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or any post-effective amendment at the earliest practicable date.

                (f) Furnish, at the request of any Investor requesting registration of Registrable Securities pursuant to this Agreement, on the date such Registrable Securities are delivered to the underwriters for sale in connection with the Registration, if such securities are being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing PSC for the purposes of such registration, in form and substance as is reasonably agreed to by such counsel and the underwriters in an underwritten public offering regarding the due issuance and valid registration of the Registrable Securities, addressed to the underwriters in an underwritten public offering, if any, and (ii) a letter, dated such date, from the independent accountants of PSC, in form and substance as reasonably agreed to by independent accountants and the underwriters in an underwritten public offering, addressed to the underwriters, if any. To the extent reasonably requested, copies of such letters shall be delivered to the Investors. Upon request by PSC, the Investors engaging such underwriter shall promptly reimburse PSC for its costs and expenses of engaging such counsel and accountants.

        5. Indemnification.





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                (a)   PSC will, and does hereby undertake to, indemnify and hold harmless each Investor, each underwriter participating in a public distribution of the Registrable Securities, each of such Investor's officers, directors, partners and agents, and each Person controlling such Investor, with respect to any registration, qualification, or compliance effected pursuant to this Agreement, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statements (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission ) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PSC of any federal, state or common law rule or regulation applicable to PSC in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each such Investor, each such underwriter, and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that PSC will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to PSC by an instrument duly executed by such Investor and stated to be specifically for use therein.

                (b) Each Investor will, if Registrable Securities held by or issuable to such Investor are included in such registration, qualification, or compliance, indemnify PSC, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling PSC, and each other Investor, each of such other Investor's officers, partners, directors and agents and each person controlling such other Investor, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the





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statements therein not misleading, and will reimburse, as incurred, PSC, each such other Investor, and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to PSC by an instrument duly executed by such Investor and stated to be specifically for use therein.

                (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

        6. Information by Investor. Each Investor shall furnish to PSC such information regarding such Investor and the distribution proposed by such Investor as PSC may reasonably request in writing and as shall be required in





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connection with any registration, qualification, or compliance referred to in this Agreement. Failure by the Investors to timely supply such information will delay the filing of the Registration and will act to postpone the Filing Date.

        7. Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

        8. Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, PSC agrees, at its own costs, to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144, as long as Registrable Securities are outstanding;

                (b) File with the Commission, in a timely manner, all reports and other documents required of PSC under the Securities Act and the Exchange Act; and

                (c) So long as any Investor owns any Registrable Securities, furnish to such Investor forthwith upon request: a copy of the most recent annual or quarterly report of PSC; and such other reports and documents as such Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

        9. Miscellaneous.

                9.1 Waivers and Amendments. With the written consent of the Investors holding a majority of the Registrable Securities then outstanding, the obligations of PSC and the rights of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent PSC, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the





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rights and obligations hereunder of the Investors and PSC.  Upon the effectuation of each such waiver, consent or agreement of amendment or modification, PSC agrees to give promptly written notice thereof to the Investors who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 9.1.
No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                9.2 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 9.1 hereof Investors holding a majority of the Registrable Securities will, subject to the limitations contained in such Section 9.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.

                9.3 Rights of Investors Inter Se. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement including, without limitation, the right to consent to the waiver of any obligation of PSC under this Agreement and to enter into an agreement with PSC for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor or Investors with respect to exercising or refraining from exercising any such right or rights.

                9.4 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                (a) If to any Investor, addressed to such Investor at its address shown on Annex A hereto, or at such other address as such Investor may specify by written notice to PSC, or

                (b) If to PSC, at PSC's corporate headquarters, 620 Newport Center Drive, Newport Beach, CA 92660 Attention: Mr. Richard V. Plat, Executive Vice President, or at such





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other address as PSC may specify by written notice to the Investors.

                 Each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                9.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                9.6 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

                9.7 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                9.8 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                9.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.





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                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                           "PSC"

                                           PACIFIC SCIENTIFIC COMPANY,
                                           a California corporation


                                           By: /s/
                                               ------------------------------
                                           Name:  Richard V. Plat
                                           Title: Executive Vice President



                                           "INVESTORS"


                                           /s/
                                           ----------------------------------
                                           Name: Louis J. Petralli, Jr.


                                           /s/
                                           ----------------------------------
                                           Name: Holger Sommer


                                           /s/
                                           ----------------------------------
                                           Name: Ronald R. Siebert


                                           /s/
                                           ----------------------------------
                                           Name: James R. Wittkopp


                                           /s/
                                           ----------------------------------
                                           Name: Bill Petralli